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                                   EXHIBIT 4
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                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of January 9,1997 by and among Crown NorthCorp, Inc., a Delaware corporation ("Crown"), CNC/DUS Newco, Inc., a Delaware corporation ("Newco"), Reinlein/Lieser/McGee Holding Corporation, a Missouri corporation ("Holding"), R/L/M Employee Benefit Corporation, a Missouri corporation ("Benefit"), Karl H. Reinlein ("Reinlein"), George F. Lieser ("Lieser") and John
R. McGee, both individually and in his capacity as trustee under a certain trust agreement dated July 20, 1993 ("McGee"). Reinlein, Lieser and McGee are sometimes referred to collectively as the "Stockholders."

                             BACKGROUND INFORMATION

         A. The parties hereto have entered into a certain Stock Purchase Agreement dated as of May 22, 1996 (the "Agreement"). All capitalized terms not specifically defined herein have the meanings ascribed to them in the Agreement.

         B. The parties hereto want to enter into this Amendment to modify certain of the provisions, terms or conditions of the Agreement.

         THEREFORE, the parties agree as follows:

                             STATEMENT OF AGREEMENT

         1. The Purchase Price, as set forth in Sections 2.01 and 2.04 of the Agreement, is hereby changed to $1,129,350.96. The cash at Closing, as set forth in Section 2.04(b) of the Agreement, is hereby changed to $879,350.96.

         2. The Closing Date, as set forth in Sections 2.03 and 7.09(a)(i)(B) of the Agreement, is hereby changed to January 9, 1997.

         3. The date set forth in both Section 2.04(d)(ii) of the Agreement and Paragraph 6 of the escrow agreement appearing as Exhibit A to the Agreement is hereby changed to December 31, 2000.

         4. The date set forth in Sections 3.02(d) and 4.02(e) of the Agreement is hereby changed to December 31, 1996. In Section 4.02(d) of the Agreement, the phrase "three months ended March 31, 1996" is hereby deleted and the phrase "twelve months ended December 31, 1996" is hereby inserted in its place.

         5. Schedules 2.04 and 5.01 attached hereto and made a part hereof supersede and


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replace those same schedules appearing in the Agreement.

         6. Except as expressly modified by this Amendment, each and every provision of the Agreement is and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

                                CROWN NORTHCORP, INC.



                                By: /s/
                                    ------------------------------
                                     Name: Ronald E. Roark
                                     Title: Chairman and Chief Executive Officer

                                CNC/DUS NEWCO, INC.



                                By: /s/
                                    ------------------------------
                                     Name: Ronald E. Roark
                                     Title: Chairman and Chief Executive Officer

                                REINLEIN/LIESER/MCGEE HOLDING CORPORATION



                                By: /s/
                                    ------------------------------
                                     Name: Karl H. Reinlein
                                     Title: President

                                R/L/M EMPLOYEE BENEFIT CORPORATION



                                By: /s/
                                    ------------------------------
                                     Name: Karl H. Reinlein
                                     Title: President


                       [Signatures continued on next page]


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                                                     /s/
                                                     --------------------------
                                                     KARL H. REINLEIN



                                                     /s/
                                                     --------------------------
                                                     GEORGE F. LIESER



                                                     /s/
                                                     --------------------------
                                                     JOHN R. MCGEE



                                                     /s/
                                                     --------------------------
                                                     JOHN R. MCGEE, TRUSTEE


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